Exhibit 8.1

List of Subsidiaries and Consolidated Entities of

Alibaba Group Holding Limited as of March 31, 2023*

Taobao Holding Limited (Cayman Islands)
Taobao China Holding Limited (Hong Kong)
Taobao (China) Software Co., Ltd. (PRC)
Zhejiang Tmall Technology Co., Ltd. (PRC)
Alibaba (Beijing) Software Services Co., Ltd. (PRC)

Hangzhou Zhenqiang Investment Management Limited (PRC)

Hangzhou Alibaba Network Technology Co., Ltd. (PRC)

Zhangjiakou Tmall Youpin E-Commerce Co., Ltd. (PRC)

Alibaba Information Port (Jiangsu) Co., Ltd. (PRC)

HQG, Inc. (Cayman Islands) Alibaba ZT Investment Limited (Hong Kong) A-RT Retail Holdings Limited (Hong Kong) Alibaba Group Services Limited (Hong Kong)
Alibaba (China) Co., Ltd. (PRC) Alibaba (China) Co., Ltd., Yuhang Branch (PRC)
Alibaba (Shenzhen) Technology Co., Ltd. (PRC)
Alibaba Group Properties Limited (Cayman Islands)
Ali CN Investment Holding Limited (BVI)
Ali KB Investment Holding Limited (Cayman Islands) Alibaba Investment Limited (BVI)
Ali UC Investment Holding Limited (Cayman Islands)
Ali WB Investment Holding Limited (Cayman Islands)
AutoNavi Holdings Limited (Cayman Islands)
Ali YK Investment Holding Limited (Cayman Islands)
Ali CV Investment Holding Limited (Cayman Islands)
Perfect Advance Holding Limited (BVI)
Ali Fortune Investment Holding Limited (BVI)
Intime Retail (Group) Company Limited (Cayman Islands)
Alibaba WLCC Limited (Cayman Islands) Hangzhou Ali Venture Capital Co., Ltd. (PRC)
Hema Investment Holding Limited (BVI)
Alitrip Holding Limited (Cayman Islands)
Alibaba.com Hong Kong Limited (Hong Kong)
Alibaba (China) Technology Co., Ltd. (PRC)
Shenzhen OneTouch Business Service Ltd. (PRC)
Shanghai Dee Industrial Development Co., Ltd. (PRC) Lazada South East Asia Pte Ltd (Singapore) Alibaba Cloud (Singapore) Private Limited (Singapore)
Alibaba.com Singapore E-Commerce Private Limited (Singapore) Hangzhou Alimama Software Services Co., Ltd. (PRC) Alibaba Cloud Computing Ltd. (PRC)

*Other subsidiaries and consolidated entities of Alibaba Group Holding Limited have been omitted because, in the aggregate, they would not be a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X as of the end of the fiscal year covered by this report.